Filed Pursuant To Rule 433

Registration No. 333-275079

January 5, 2024

X/Twitter Post:

Live Address: https://twitter.com/Grayscale/status/1743397078561354082

Text: [NEW TODAY] Amendment No. 2 to NYSE Arca’s Form 19b-4 to uplist GBTC as a spot Bitcoin ETF has now been filed.

For details and disclosures about $GBTC, visit: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

GBTC’s 19b-4 Filed Today’s Amendment No. 2 to NYSE Arca’s Form 19b-4 is another important step towards uplisting GBTC as a spot Bitcoin ETF. At Grayscale, we continue to work collaboratively with the SEC, and we remain ready to operate GBTC as an ETF upon receipt of regulatory approvals.

Link: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

Facebook:

Live Address: https://www.facebook.com/1632920206924572/posts/871418471651878

Text: Amendment No. 2 to NYSE Arca’s Form 19b-4 to uplist GBTC as a spot Bitcoin ETF has now been filed.

For details and disclosures about Grayscale Bitcoin Trust, visit: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

GBTC’s 19b-4 Filed Today’s Amendment No. 2 to NYSE Arca’s Form 19b-4 is another important step towards uplisting GBTC as a spot Bitcoin ETF. At Grayscale, we continue to work collaboratively with the SEC, and we remain ready to operate GBTC as an ETF upon receipt of regulatory approvals.

Link: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

LinkedIn:

Live Address: https://linkedin.com/feed/update/urn:li:share:7149162776932859905

Text: [NEW TODAY] Amendment No. 2 to NYSE Arca’s Form 19b-4 to uplist GBTC as a spot Bitcoin ETF has now been filed.

For details and disclosures about Grayscale Bitcoin Trust, visit: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

GBTC’s 19b-4 Filed Today’s Amendment No. 2 to NYSE Arca’s Form 19b-4 is another important step towards uplisting GBTC as a spot Bitcoin ETF. At Grayscale, we continue to work collaboratively with the SEC, and we remain ready to operate GBTC as an ETF upon receipt of regulatory approvals.

Link: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.